CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this prospectus and statement of additional information. It should be noted that we have not audited any financial statements of the Papp Family of Funds subsequent to December 31, 1998 or performed any audit procedures subsequent to the data of our reports.

                                                             ARTHUR ANDERSEN LLP

Phoenix, Arizona,
 February 25, 1999.